UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 5, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 5, 2007, Genworth Financial, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as underwriters (the “Underwriters”), pursuant to which it has agreed to sell to the Underwriters $350 million aggregate principal amount of the Company’s 5.650% Senior Notes due 2012 (the “Notes”) and the Underwriters have agreed to purchase the Notes for resale to the public. The Company will sell the Notes to the Underwriters at an issue price of 99.623% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 99.973% of the principal amount thereof. The offering of the Notes is expected to be completed on June 12, 2007.

The net proceeds of the offering to the Company will be approximately $348 million. The Company intends to apply the net proceeds from this offering to repay a portion of its outstanding $500 million LIBOR floating rate senior notes due June 15, 2007, with the remainder to be repaid with cash on hand.

The Notes will be unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year.

The Notes are being offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-138437).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as an exhibit hereto, which is incorporated by reference herein.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts as well as statements identified by words such as “expects”, “will”, or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond the Company’s control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.

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Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Number	Description
1.1	Underwriting Agreement, dated June 5, 2007, among the Genworth Financial, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as the several underwriters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007

GENWORTH FINANCIAL, INC.

By:	/s/ Scott R. Lindquist
Scott R. Lindquist
Vice President and Controller

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EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated June 5, 2007, among the Genworth Financial, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as the several underwriters.

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